Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2006, relating to the consolidated financial statements of H&E Equipment Services L.L.C., which is contained in that Prospectus.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

BDO Seidman, LLP

Dallas, Texas
October 3, 2006